EXHIBIT 11.0

                             SUN MICROSYSTEMS, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                  (unaudited)

                    (in thousands, except per share amounts)

PRIMARY
-------
                                                           Three Months Ended
                                                           ------------------
                                                       October 1,     October 2,
                                                          1995           1994
                                                       ----------     ----------

     Net income ...................................     $84,696        $38,427
                                                        =======        =======
     Weighted average common shares
             outstanding ..........................      94,948         94,501

     Common-equivalent shares attributable to
             stock options and warrants ...........       4,714          1,166
                                                        -------        -------
     Total common and common-equivalent
             shares outstanding ...................      99,662         95,667
                                                        =======        =======
     Net income per common and
             common-equivalent share ..............     $  0.85        $  0.40
                                                        =======        =======


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                                                        EXHIBIT 11.0 (continued)

                             SUN MICROSYSTEMS, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                  (unaudited)

                    (in thousands, except per share amounts)

FULLY DILUTED
-------
                                                           Three Months Ended
                                                           ------------------
                                                       October 1,     October 2,
                                                          1995           1994
                                                       ----------     ----------

     Net income ...................................     $84,696        $38,427
                                                        =======        =======
     Weighted average common shares
             outstanding ..........................      94,948         94,501

     Common-equivalent shares attributable to
             stock options and warrants ............      4,890          1,378
                                                        -------        -------
     Total common and common-equivalent
             shares outstanding ....................     99,838         95,879
                                                        =======        =======
     Net income per common and
             common-equivalent share $ .............    $  0.85        $  0.40
                                                        =======        =======